CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "Agreement"), executed on ___________ 2008 (the "Execution Date"), is between ___________________ a _______
corporation ("Contributor"), and Colony Energy, Inc., a Delaware corporation ("Company"). Contributor and Company are sometimes referred to herein together as the "Parties", and individually as a "Party".

                                   RECITALS:

     WHEREAS, Contributor desires to contribute interests in and to certain oil and gas properties and related assets to Company in exchange for convertible preferred stock of Company; and

     WHEREAS, Company  desires to  effect  such transactions  with  Contributor.

     NOW THEREFORE, in consideration of the foregoing, the other terms and conditions set forth in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Contributor and Company hereby agree as follows:

                                   ARTICLE 1
                           DEFINITIONS; REFERENCES

     1.1     DEFINITIONS.  As  used  herein:

             1.1.1 "Affiliate" means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise. For purposes of this Agreement, neither Party shall be an Affiliate of the other.

             1.1.2 "Agreed Value" means the "implied equity value" of Contributor set forth on Exhibit A-1.

             1.1.3 "bcfe" mean one billion cubic feet of natural gas equivalent, with one (1) barrel of crude oil being deemed to be equivalent to 6 mcf (0.000006 bcf) of natural gas.

             1.1.4 "Business Day" means each calendar day except Saturdays, Sundays or a day when banks are closed for business in Houston, Texas.

             1.1.5 "Claims" means, unless specifically provided otherwise, all claims (including those for damage to property, bodily injury and death, personal injury, illness, disease, maintenance, cure, loss of parental and spousal consortium, wrongful death, loss of support, and wrongful termination of employment), damages, liabilities, losses, demands, liens, encumbrances, fines, penalties, causes of action of any kind (including actions for indirect, consequential, punitive and exemplary damages), obligations, costs (including payment of all reasonable attorneys' fees and costs of litigation), judgments, interest, and awards or amounts, of any kind or character, whether under judicial proceedings, administrative proceedings, investigation by a Governmental Authority or otherwise, or conditions in the premises of or attributable to any Person or Persons or any Party or parties, breach of representation or warranty (expressed or implied), under any theory of tort, contract, breach of contract, at law or in equity, under statute, or otherwise, arising out of, or incident to or in connection with this Agreement or the ownership or operation of the Assets.

             1.1.6 "Closing Date" means the date the Equity Raise successfully closes.

             1.1.7 "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

             1.1.8 "Common Stock" means the Company's authorized common stock, par value $0.001 per share.

             1.1.9 "Defensible Title" means that title of Contributor, which:

                        (a) Entitles Contributor to receive throughout the duration of the productive life of any Unit or Well (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests and other similar burdens on or measured by production of Hydrocarbons), not less than the "net revenue interest" share shown in Exhibit A-1 of all Hydrocarbons produced, saved and marketed from such Unit or Well;

                        (b) Obligates Contributor to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, any Unit or Well not greater than the "working interest" shown in Exhibit A-1 without increase throughout the productive life of such Unit or Well, except as stated in Exhibit A-1; and

                        (c) Is free and clear of liens, encumbrances, obligations or defects, other than Permitted Encumbrances.

             1.1.10 "Environmental Laws" means, as the same have been amended as of the Execution Date, the Comprehensive Environmental Response,
Compensation and Liability  Act, 42 U.S.C.   9601 et seq.; the Resource
Conservation and Recovery Act,  42 U.S.C.   6901 et seq.; the Federal Water
Pollution Control Act, 33 U.S.C.   1251  et  seq.;  the  Clean  Air  Act,  42
U.S.C.   7401  et seq.; the Hazardous  Materials  Transportation  Act,  49
U.S.C.   1471 et seq.; the Toxic Substances  Control  Act, 15 U.S.C.    2601
through 2629; the Oil Pollution Act, 33  U.S.C.   2701  et  seq.;  the Emergency
Planning and Community Right to Know Act,  42  U.S.C.   11001  et  seq.;  and
the Safe Drinking Water Act, 42 U.S.C. 300f through 300j, in each case as amended as of the Execution Date, and all similar Laws as of the Execution Date of any Governmental Authority having jurisdiction over the property in question addressing pollution or protection of the environment or biological or cultural resources, remediation of contamination, restoration of environmental quality, Hazardous Substances and all regulations implementing the foregoing.

             1.1.11 "Governmental Authority" means any national, state and/or local government and/or government of any political subdivision, and departments, courts, arbitrator, arbitral tribunals, commissions, boards, bureaus, ministries, agencies or other instrumentalities of any of them.

             1.1.12 "Hazardous Substances" shall mean any substance defined or regulated as a "pollutant," "contaminant," "solid waste," "hazardous substance," "toxic substance" or "hazardous waste" under any Environmental Laws.

             1.1.13 "Hydrocarbons" means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof and sulphur extracted from hydrocarbons.

             1.1.14 "Laws" means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, authoritative interpretations, judgments and codes of Governmental Authorities.

             1.1.15      "Permitted Encumbrances" means:

                         (a)     Lessors'  royalties and any overriding
royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, reduce Contributor's net revenue interests below those shown in Exhibit A-1 or increase Contributor's working interests above those shown in Exhibit A-1 without a corresponding increase in the net revenue interest;

                         (b)     All leases, unit agreements, pooling
agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets to the extent that they do not, individually or in the aggregate, reduce Contributor's net revenue interests below that shown in Exhibit A-1 or increase Contributor's working interests above that shown in Exhibit A-1 without a corresponding increase in the net revenue interest;

                         (c)     Rights of first refusal, preferential purchase
rights and similar rights with respect to the Assets which have been waived by the holders thereof prior to the Closing Date;

                         (d)     Third-party consent requirements and similar
restrictions which are not applicable to the contribution of the Assets contemplated by this Agreement or with respect to which waivers or consents are obtained from the appropriate Persons prior to the Closing Date or the appropriate time period for asserting the right has expired or which need not be satisfied prior to a transfer;

                         (e)     Liens for Taxes or assessments not yet
delinquent;

                         (f)     Materialman's, mechanic's, repairman's,
employee's, contractor's, operator's and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law);

                         (g)     All rights to consent, by required notices to,
filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of Hydrocarbon leases or rights or interests therein if they are customarily obtained subsequent to the sale or conveyance;

                         (h)     Rights of reassignment arising upon final
intention to abandon or release the Assets, or any of them;

                         (i)     Easements, rights-of-way, covenants,
servitudes, permits, surface leases and other rights in respect of surface operations to the extent they, individually or in the aggregate, neither (i) reduce Contributor's net revenue interest below that shown on Exhibit A-1 or increase Contributor's working interest beyond that shown on Exhibit A-1 without a corresponding increase in net revenue interest nor (ii) detract in any material respect from the value of, or interfere in any material respect with the use, ownership or operation of, the Assets subject thereto or affected thereby (as currently used, owned or operated) and which would be acceptable by a reasonably prudent operator engaged in the business of owning and operating Hydrocarbon properties; and

                         (j)     any lien or trust arising in connection with
workers' compensation, unemployment insurance, pension or employment laws or regulations.

             1.1.16 "Persons" means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

             1.1.17 "Preferred Stock" means that series of the Company's authorized preferred stock designated as "Convertible Series A Preferred Stock, $0.01 Par Value" having the preferences, limitations and rights set forth in the Certificate of Designations attached hereto as Exhibit B, including, without limitation, that the series has a mandatory conversion feature and ranks pari passu with the Company's Common Stock with respect to voting and the right to receive dividends or assets upon liquidation, dissolution or winding up of Company.

             1.1.18 "Property Costs" means all costs attributable to the ownership and operation of the Assets (including costs of insurance and ad valorem, property, severance, Hydrocarbon production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, but excluding any other Taxes) and all royalties and other payments due to third parties in respect of Hydrocarbon production or the sale thereof and capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to the Assets under the relevant operating agreement or unit agreement, but excluding without limitation liabilities, losses, costs, and expenses attributable to: (a) Claims for personal injury or death, property damage or violation of any Law; (b) obligations to plug wells or dismantle, abandon and salvage facilities; (c) obligations to remediate any contamination of environmental media, including groundwater, surface water, surface and subsurface soil, Equipment or Pipelines under applicable Environmental Laws; and
(d) obligations to pay working interests, royalties, overriding royalties or other interests held in suspense.

             1.1.19 "Property Proceeds" means, with respect to the relevant time period, all Hydrocarbon production from or attributable to the Leases, Units and Wells (and all products and proceeds attributable thereto) and all other income, proceeds, receipts and credits earned with respect to the Assets.

             1.1.20 "Records" means lease files, land files, well files, Hydrocarbon sales contract files, gas processing files, division order files, abstracts, title opinions, land surveys, logs, interpretive data, technical evaluations and technical outputs, maps, engineering data and reports, and other books, records, data, files, and accounting and financial records, including Tax records, in each case to the extent related primarily to the Assets, or used or held for use primarily in connection with the maintenance or operation thereof.

             1.1.21     "Shares" means __________ shares of Preferred Stock.

             1.1.22 "Taxes" means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding taxes or other governmental fees or charges imposed by any taxing authority, including any interest, penalties or additional amounts which may be imposed with respect thereto.

     1.2     REFERENCES.  In  this  Agreement:

        1.2.1 References to any gender includes a reference to all other genders;

        1.2.2    References to the singular includes the plural, and vice versa;

        1.2.3 Reference to any Article or Section means an Article or Section of this Agreement;

        1.2.4 Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

        1.2.5 Unless expressly provided to the contrary, "hereunder", "hereof", "herein" and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement;

        1.2.6     References to "$" or "dollars" means United States dollars;
     and

        1.2.7 "Include" and "including" shall mean include or including without limiting the generality of the description preceding such term.

                                      ARTICLE 2
 THE ASSETS; ALLOCATION OF PRODUCTION AND PROPERTY COSTS; CARRIED INTEREST FEE

     2.1 THE ASSETS. Subject to the terms of this Agreement, Contributor shall contribute to Company and Company shall accept all of Contributor's right, title and interest in and to the following described assets and liabilities, and all privileges and obligations appurtenant thereto (SAVE and EXCEPT the Excluded Assets described in Section 2.2), which are hereafter referred to collectively as the "Assets":

     2.1.1 All of the Hydrocarbons leases, subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests, farmout rights, options, other rights to Hydrocarbons in place and other properties and interests described on Exhibit A (collectively, the "Leases"), together with each and every kind and character of right, title, claim, and interest that Contributor has in and to the Leases, or the lands covered thereby or lands currently pooled, unitized, communitized or consolidated therewith (the "Lands");

     2.1.2 All Hydrocarbon, water or injection wells located on the Lands, whether producing, shut-in, or temporarily abandoned, including the interests in the wells shown on Exhibit A-1 attached hereto (the "Wells");

     2.1.3 All interests of Contributor in or to any currently existing pools or units which include any Lands or all or a part of any Leases or any Wells, including those pools or units shown on Exhibit A-1 (the "Units", and the Units together with the Leases, Lands and Wells, collectively, the "Properties"), and including all interests of Contributor in production of Hydrocarbons from any such Unit, whether such Unit production of Hydrocarbons comes from Wells located on or off of a Lease or the Lands, and all tenements, hereditaments and appurtenances belonging to the Wells, Leases and Units;

     2.1.4 All contracts, agreements and instruments by which the Properties are bound, or that relate to or are otherwise applicable to the Properties including operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, exploration agreements, participation agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of Hydrocarbons or processing agreements to the extent applicable to the Properties or the production of Hydrocarbons produced in association therewith from the Properties (hereinafter collectively referred to as "Contracts"), provided that "Contracts" shall not include the instruments constituting the Leases;

     2.1.5 All easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights ("Surface Contracts") appurtenant to, and used or held for use primarily in connection with the Properties;

     2.1.6 All equipment, machinery, fixtures and other tangible personal property (including spare parts, owned vehicles and leased vehicles) and improvements located on the Properties or used or held for use primarily in connection with the operation of the Properties ("Equipment");

     2.1.7 All flow lines, pipelines, gathering systems and appurtenances thereto located on the Properties or used, or held for use, primarily in connection with the operation of the Properties ("Pipelines");

     2.1.8 All Hydrocarbons produced from or attributable to the Properties from and after the Effective Time;

     2.1.9 All of the Records and all seismic licenses, contracts and data owned or held for use by Contributor; and

    2.2 EXCLUSIONS FROM THE PROPERTY. The Assets do not include the following, which are reserved by Contributor unto itself and its successors and assigns (the "Excluded Assets"):

     2.2.1 If any, Contributor's proprietary computer software, computer software licensed from third parties, patents, pending patent applications, trade secrets, copyrights, names, marks and logos;

     2.2.2 If any, concurrent interests in any and all easements, rights-of-way, licenses, permits, servitudes, surface leases, surface use agreements, contracts, facilities, equipment, pipelines, and similar rights and interests relating to rights and interests held by Contributor not included in the Assets and necessary or convenient to the possession, and full enjoyment of such reserved rights and interests;

     2.2.3 Trade credits and rebates from contractors and vendors, and adjustments or refunds attributable to Contributor's interest in the Assets that relate to any period before the Effective Time, including transportation Tax credits and refunds, tariff refunds, take-or-pay claims, insurance premium adjustments, and audit adjustments under the Contracts;

     2.2.4 Claims of Contributor for refund of or loss carry forwards with respect to: (a) production, windfall profit, severance, ad valorem or any other taxes attributable to any period prior to the Effective Time; (b) income or franchise Taxes; and (c) any Taxes attributable to the excluded items described in this Section 2.2;

     2.2.5 Deposits, cash, checks in process of collection, cash equivalents, accounts and notes receivable and other funds attributable to any periods before the Effective Time, and security or other deposits made with third parties prior to the Effective Time;

     2.2.6 All proceeds, benefits, income or revenues with respect to the Assets attributable to periods prior to the Effective Time;

     2.2.7 All Claims arising from acts, omissions or events, or damage to or destruction of the Assets before the Effective Time, and all related rights, titles, claims and interests of Contributor: (a) under any policy or agreement of insurance or indemnity; (b) under any bond or letter of credit; or (c) to any insurance or condemnation proceeds or awards; and

     2.2.8 If any, all swap, futures, or derivative contracts backed by or related to Hydrocarbons.

    2.3     OWNERSHIP  OF  PRODUCTION  FROM  THE  PROPERTY.

     2.3.1 Possession of and title to the Assets shall be transferred from Contributor to Company at the Closing Date, but certain financial benefits and burdens of the Assets shall be transferred effective as of 7:00 A.M., local time, where the respective Assets are located, on July 1, 2008 (the "Effective Time"), as described below.

     2.3.2 Company shall be entitled to all Property Proceeds from and after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred at and after the Effective Time. Contributor shall be entitled to all Property Proceeds prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred prior to the Effective Time.

     2.3.3 For purposes of this Agreement, the terms "earned" and "incurred", as used in this Agreement, shall be interpreted in accordance with generally accepted accounting principles and COPAS standards. For purposes of this Section 2.3.3, determination of whether Property Costs are attributable to the period before or after the Effective Time shall be based on when services are rendered, when the goods are delivered, or when the work is performed. For clarification, the date an item or work is ordered is not the date of a pre-Effective Time transaction for settlement purposes, but rather the date on which the item ordered is delivered to the job site, or the date on which the work ordered is performed, shall be the relevant date. For purposes of allocating Hydrocarbon production (and accounts receivable with respect thereto), under this Section 2.3.3, (a) liquid Hydrocarbons shall be deemed to be "from or attributable to" the Leases, Units and Wells when they pass through the pipeline connecting into the storage facilities into which they are run and
(b) gaseous Hydrocarbons shall be deemed to be "from or attributable to" the Leases, Units and Wells when they pass through the delivery point sales meters on the pipelines through which they are transported. Contributor has utilized reasonable interpolative procedures to arrive at an allocation of Hydrocarbon production when exact meter readings or gauging and strapping data is not available. Contributor has, prior to the execution of this Agreement, provided Company all data necessary to support any estimated allocation, for purposes of establishing the production information necessary to calculate the amount of the Effective Time Adjustment Payment pursuant to Section 3.2.2. Taxes, right-of-way fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before and the number of days in the applicable period falling at or after the Effective Time, except that Hydrocarbon production, severance and similar Taxes shall be prorated based on the number of units actually produced, purchased or sold or proceeds of sale, as applicable, before, and at or after, the Effective Time. In each case, Company shall be responsible for the portion allocated to the period at and after the Effective Time and Contributor shall be responsible for the portion allocated to the period before the Effective Time.

                                    ARTICLE 3
                    CONTRIBUTION; EXECUTION DATE DELIVERABLES

    3.1 CONTRIBUTION. Subject to the terms of this Agreement, Contributor shall contribute the Assets to Company (the "Contribution") and Company shall accept the Assets and issue the Shares to Contributor on the Closing Date simultaneously with the closing of the Equity Raise

    3.2     EFFECTIVE TIME ADJUSTMENTS.

            3.2.1 Company shall make a cash payment to Contributor (the "Effective Time Adjustment Payment") to account for certain post-Effective Time costs and expenses associated with the Assets, after accounting for any post-Effective Time revenues received by Contributor with respect to the Assets. The amount of the Effective Time Adjustment Payment shall be as calculated in
Section 3.2.2.

            3.2.2 The amount of the Effective Time Adjustment Payment shall be calculated as follows:

                      (a) Adding the amount of all Property Costs incurred with respect to the ownership and operation of the Assets during the period commencing at the Effective Time and ending on (and including) the Closing Date (the "Adjustment Period"), except any Property Costs and other such costs deducted in the determination of proceeds in Section 3.2.2(b); and

                      (b) Subtracting the aggregate amount of the Property Proceeds received by Contributor during the Adjustment Period.

            3.2.3 The adjustment made pursuant to Section 3.2.2(b) shall serve to satisfy, up to the amount of the adjustment, Company's entitlement under Section 2.3.2 to Property Proceeds received by Contributor during the Adjustment Period, and as such, Company shall not have any separate rights to receive any Hydrocarbon production or income, proceeds, receipts and credits to the extent an adjustment has been made. Similarly, the adjustment described in Section 3.2.2(a) shall serve to satisfy, up to the amount of the adjustment, Company's obligation under Section 2.3.2 to pay Property Costs and other costs attributable to the ownership and operation of the Assets which are incurred during the Adjustment Period, and as such, Company shall not be separately obligated to pay for any Property Costs or other such costs to the extent an adjustment has been made.

            3.2.4

                      (a) Immediately prior to the execution of this Agreement, Contributor prepared and delivered to Company, based upon the best information available to Contributor, a preliminary statement estimating the amount of the Effective Time Adjustment Payment after giving effect to
Section 3.2.2. Such estimate shall constitute the amount to be paid by Company to Contributor pursuant to Section 3.4 in respect of the Effective Time Adjustment Payment.

                      (b) As soon as reasonably practicable after the Execution Date but not later than ninety (90) days thereafter, Contributor shall prepare and deliver to Company a statement setting forth the final calculation of the amount of the Effective Time Adjustment Payment and showing the calculation of such payment, based, to the extent possible, on actual credits, charges, receipts and other items during the Adjustment Period and taking into account all adjustments provided for in this Agreement. Contributor shall at Company's request supply reasonable documentation available to support any credit, charge, receipt or other item. As soon as reasonably practicable but not later than the 30th day following receipt of Contributor's statement hereunder, Company shall deliver to Contributor a written report containing any changes that Company proposes be made to such statement. The Parties shall undertake to agree on the final statement of the Effective Time Adjustment Payment no later than one hundred fifty (150) days after the Execution Date. In the event that the Parties cannot reach agreement within such period of time, either Party may refer the remaining matters in dispute to a nationally-recognized independent accounting firm as may be accepted by the Parties for review and final determination pursuant to arbitration. The accounting firm shall conduct the arbitration proceedings in Harris County, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 3.2.4(b). The accounting firm's determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on both Parties, without right of appeal. The accounting firm shall act as an expert for the limited purpose of determining the specific disputed matters submitted by either Party and may not award damages or penalties to either Party with respect to any matter. Each Party shall each bear its own legal fees and other costs of presenting its case, and one-half of the costs and expenses of the accounting firm. Within ten (10) Business Days after the date on which the Parties or the accounting firm, as applicable, finally determines the disputed matters, the Party required to make a payment to the other Party in settlement of the final amount of the Effective Time Adjustment Payment shall make such payment.

    3.3     OTHER  CLOSING  DATE  DELIVERABLES.

            3.3.1 Contributor Deliverables. On the Closing Date,, upon the terms and subject to the conditions of this Agreement, Contributor shall deliver or cause to be delivered to Company the following:

                      (a) A conveyance instrument reasonably acceptable to Company and Contributor" (the "Conveyance"), in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by Contributor;

                      (b) Letters-in-lieu of transfer orders covering the Assets, duly executed by Contributor; and

                      (c) one (1) original executed statement described in Treasury Regulation 1.1445-2(b)(2) certifying that Contributor is not a foreign person within the meaning of the Code, duly executed by Contributor.

            3.3.2 Company Deliverables. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Company shall deliver or cause to be delivered to Contributor the following:

                      (a) The Conveyance, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by Company;

                      (b) Letters-in-lieu of transfer orders covering the Assets, duly executed by Company;

                      (c)     The Effective Time Adjustment Payment;

                      (d)     The certificate(s) representing the Shares.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

    4.1 RECIPROCAL REPRESENTATIONS AND WARRANTIES. By their execution of this Agreement, Contributor and Company each represent and warrant that the following statements are true and accurate as to itself, as of the Execution Date and the Closing Date.

            4.1.1 Corporate Authority. It is a corporation or limited liability company, as applicable, duly organized and in good standing under the Laws of its state of organization, is duly qualified to carry on its business in the states where the Assets are located, and has all the requisite power and authority to enter into and perform this Agreement.

            4.1.2 Requisite Approvals. Upon execution of this Agreement, it will have taken all necessary actions pursuant to its articles of incorporation, by-laws and other governing documents to fully authorize: (a) the execution and delivery of this Agreement and any transaction documents related to this Agreement; and (b) the consummation of the transaction contemplated by this Agreement.

            4.1.3 Validity of Obligation. This Agreement and all other transaction documents it is to execute and deliver on or before the Closing
Date: (a) have been duly executed by its authorized representatives; (b) constitute its valid and legally binding obligations; and (c) are enforceable against it in accordance with their respective terms.

            4.1.4 No Violation of Contractual Restrictions. Its execution, delivery and performance of this Agreement does not conflict with or violate any agreement or instrument to which it is a party or by which it is bound, except any provision contained in agreements customary in the oil and gas industry relating to: (a) the preferential right to purchase all or any portion of the Assets; (b) required consents to transfer and related provisions; (c) maintenance of uniform interest provisions; and (d) any other third-party approvals or consents contemplated in this Agreement.

            4.1.5 No Violation of Other Legal Restrictions. Its execution, delivery and performance of this Agreement and the other transaction documents related to this Agreement do not violate any Law to which it or the Assets is subject.

            4.1.6 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to its actual knowledge, threatened against it.

            4.1.7 Brokers Fees. It has not incurred any obligation for brokers, finders or similar fees for which the other Party would be liable.

            4.1.8 No Restraining Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or Governmental Authority pending or, to its knowledge, threatened, against it before any Governmental Authority that seeks substantial damages in connection with, or seeks to restrain, enjoin, materially impair or prohibit the consummation of all or part of the transaction contemplated in this Agreement.

    4.2 CONTRIBUTOR'S REPRESENTATIONS AND WARRANTIES. By its execution of this Agreement, Contributor represents and warrants to Company that the following statements are true and accurate, as of the Execution Date and the Closing Date.

            4.2.1     Litigation.  Except  as  set  forth  in  Schedule  4.2.1:
(a) no investigation, proceeding, action, suit, or other legal proceeding of any kind or nature before any Governmental Authority or arbitrator is pending or, to Contributor's knowledge, threatened to which Contributor is a party and which relates to the Assets; and (b) no notice in writing from any Governmental Authority has been received by Contributor claiming any material violation of or noncompliance with any Law with respect to the Assets.

            4.2.2          Taxes and Assessments.

                           (a)     With  respect  to  all  Taxes  related  to
Contributor for which a Governmental Authority could hold Company liable after the Closing Date as a result of Company's receipt of the Assets from Contributor or for which Company would be required to indemnify any Contributor Indemnitee: (i) all reports, returns, statements (including estimated reports, returns or statements), and other similar filings (the "Tax Returns") required to be filed by Contributor have been timely filed with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed; (ii) such Tax Returns are true and correct in all material respects, and (iii) all Taxes owed by Contributor have been paid.

                           (b)     Except as set forth on Schedule 4.2.2:  (i)
there is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes related to the Assets; (ii) there are no administrative proceedings or lawsuits for which a Governmental Authority could hold Company liable after the Closing Date as a result of Company's acquisition of the Assets from Contributor that are proposed or pending or, to Contributor's knowledge, threatened against the Assets or Contributor by any taxing authority; and (iii) there are no Tax liens on any of the Assets except for liens for Taxes not yet due.

            4.2.3     Compliance  with  Laws.  Except  as  disclosed  on
Schedule 4.2.3, the Assets are, and the operation of the Assets is in compliance with the provisions and requirements of all Laws of all Governmental
Authorities having jurisdiction with respect to the Assets, or the ownership, operation, development, maintenance, or use of any thereof. Notwithstanding the foregoing, Contributor makes no representation or warranty, express or implied, under this Section relating to any Environmental Liabilities or Environmental Law, which topics are addressed in Section 4.2.4.

            4.2.4 Environmental. Except as disclosed on Schedule 4.2.4, Contributor's ownership and operation of the Assets is in compliance in all material respects with all applicable Environmental Laws. Except as disclosed on Schedule 4.2.4, there has been no pollution or contamination of groundwater, surface water, soil or subsurface strata on the Properties resulting from Hydrocarbon or related activities on such Properties which was required to be remediated under applicable Environmental Laws on or before the date of this Agreement for which the owner of the Assets would be liable but which has not been remediated. Except as disclosed on Schedule 4.2.4, Contributor has not received any unresolved written notice from any Person or Governmental Authority asserting or alleging that the Assets are or may be in violation of Environmental Laws, are or may be the subject of any investigation pursuant to Environmental Laws. Except as disclosed on Schedule 4.2.4, Contributor has not entered into, or is not subject to, any agreements, consents, orders, decrees, judgments, license or permit conditions, or other directives of any Governmental Authority based on any Environmental Laws that relate to the future use of any of the Assets or that require any change in the present condition of the Assets.

            4.2.5 Wells. All of the Wells are listed on Exhibit A-1. Except as set forth on Schedule 4.2.5, there are not any Wells located on the Properties that: (a) Contributor is obligated by any Law or contract to currently plug and/or abandon; or (b) to Contributor's knowledge, have been plugged and/or abandoned in a manner that does not comply with all applicable Laws in all material respects.

            4.2.6 Contracts. Except as disclosed on Schedule 4.2.6, and except for the Services Agreement, there will be no Contracts to which any Affiliate of Contributor is a party that will be binding on the Assets at and after the Closing Date. None of the Contracts consist of, nor are the Assets subject to any, hedge contracts, futures contracts, swap contracts, option contracts, or similar derivatives contracts. All of the Contracts and Surface Contracts (the "Basic Oil and Gas Documents") are in full force and effect in all material respects and constitute valid and binding obligations of the parties thereto. All material operating agreements and all unitization, pooling, and communitization agreements, declarations, designations and orders relating to the Assets, and all other contracts and agreements which are Basic Oil and Gas Documents are disclosed on Schedule 4.2.6. Contributor is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Basic Oil and Gas Documents. All proceeds attributable to the Assets owed to Contributor are currently being paid in full to Contributor. All payments (including all delay rentals, royalties, overriding royalties, shut-in royalties, valid calls for payment or prepayment under operating agreements or other burdens on production) owing under the Leases and the Basic Oil and Gas Documents have been and are being made in a timely manner (such timely manner being before such payments become delinquent) by Contributor in all material respects. For the purposes of the representations contained in this Section (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Contributor under a Lease or a Basic Oil and Gas Document, shall be considered material.

            4.2.7     Title  to  the  Properties.

                      (a) Contributor represents and warrants to Company that Contributor has Defensible Title to the Leases shown on Exhibit A and to the Units and Wells shown on Exhibit A-1.

                      (b) Contributor is in compliance in all material respects with the terms and conditions of the Leases, and has received no notice of default with respect to any of the Leases. All of the Leases are in full force and effect.

            4.2.8 Title/Condition of Equipment. Contributor's title to all Equipment shall be transferred to Company free and clear of liens and encumbrances other than Permitted Encumbrances, and all such Equipment is in an operable state of repair adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted.

            4.2.9 Preferential Purchase Rights and Transfer Requirements. Except as disclosed on Schedule 4.2.9, none of the Assets, or any portion thereof, is subject to any preferential purchase rights, rights of first refusal or negotiation or similar rights or third party consents to transfer which may be applicable to the transactions contemplated by this Agreement.

            4.2.10     Outstanding commitments.     Except as set forth on
Schedule 4.2.10, (i) Contributor has not incurred expenses, or made commitments to make expenditures, in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Assets after the Closing Date and (ii) no proposals are currently outstanding (whether made by Contributor or by any other party) to drill additional wells, or to deepen, plug back, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement.

            4.2.11 Take or Pay Obligations. Contributor is not obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, production payment or any other arrangement to deliver oil, gas or other hydrocarbons produced from the Assets at some future time without then receiving full payment therefor.

            4.2.12 Marketing Agreements. Except as set forth on Schedule 4.2.12, the Assets are not subject to any contractual or other arrangement for the sale, processing or transportation of production, or otherwise relating to the marketing of production, other than contracts or other arrangements which will terminate in sixty (60) days or less, or are subject to cancellation on not more than sixty (60) days' advance, written notice, in each case without penalty or other detriment. Except as set forth on Schedule 4.2.12, there exist no calls or other similar rights or options to purchase production from the Assets.

            4.2.13 Permits. Contributor has all material governmental licenses and permits necessary or appropriate to own and operate the Assets, and such licenses and permits are in full force and effect and there have not been any material violations with respect to any such licenses or permits.

            4.2.14 Imbalances. Except as set forth on Schedule 4.2.14, there are no currently existing gas or liquid Hydrocarbon imbalances in connection with any well, facility or pipeline comprising any portion of or related to the Assets for which Company will have any liability after the Effective Time.

            4.2.15 Accredited Investor. Contributor is an "accredited investor", as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended (the "Securities Act"):

            4.2.16 Investment Intent. Contributor is acquiring the Shares for its own account, for investment purposes only, and not for the account of any other person or entity, and not with a view to distribution, assignment or resale of the Shares to others or to fractionalization of the Shares in whole or in part. No other person or entity has or will have a direct or indirect beneficial interest in the Shares, and Contributor will not sell, hypothecate or otherwise transfer the Shares, except as permitted hereby.

            4.2.17 Advisors. Contributor has carefully considered and has, to the extent it believed such discussion necessary, discussed with the its professional legal, tax and financial advisers the suitability of an investment in Company for Contributor's particular tax and financial situation and has determined that the Shares will be a suitable investment for Contributor. With respect to tax and other economic considerations involved in this investment, Contributor is not relying on Company or any other person or entity acting as an agent for Company in connection with offering of the Shares.

            4.2.18 Suitability. Contributor has no need for liquidity with respect to its investment in the Shares to satisfy any existing or contemplated need, undertaking or indebtedness. Contributor is able to bear the economic risk of its investment in the Shares for an indefinite period, including the risk of losing all of its investment; and the loss of its entire investment in the Shares would not materially adversely affect the standard of living of Contributor and Contributor's family, if any.

            4.2.19 Experience. Contributor has participated in the syndication of other privately placed investments or by reason of Contributor's knowledge and experience in business and financial matters has acquired the capacity to protect its own interest in investments of a nature similar to the Shares.

            4.2.20 Access. Company has made available to Contributor all documents and information relating to an investment in the Shares that Contributor has requested, and Contributor has had the opportunity to ask questions of, and receive answers from, Company relating to Contributor's investment in the Shares.

            4.2.21 Private Placement. Contributor is aware that Company, is issuing the Shares pursuant to Section 4(2) of the Securities Act and Regulation D, without complying with the registration provisions of the Securities Act and applicable state securities laws, is relying upon, among other things, the representations and warranties of Contributor contained herein, including particularly the status of Contributor as an "accredited investor" under Regulation D.

            4.2.22 Restricted Securities. Contributor understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Contributor must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Contributor understands that the Shares may not be listed on an exchange and no trading or other market may exist for the Shares at any time in the future.

            4.2.23 No General Solicitation. The Shares were not offered to Contributor by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising.

            4.2.24 Disclosure. Contributor has made available to Company all the information reasonably available to Contributor that Company has requested for deciding whether to acquire the Assets.

    4.3     DISCLAIMER  OF  CONTRIBUTOR  WARRANTIES;  OTHER  LIMITATIONS.

            4.3.1 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, OR IN THE CONVEYANCE, (i) Contributor MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (ii) Contributor EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO COMPANY OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO COMPANY BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF Contributor OR ANY OF ITS AFFILIATES).

            4.3.2 EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN THIS AGREEMENT OR IN THE CONVEYANCE, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, Contributor (i) EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURE, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO COMPANY OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, OR (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT AND
(ii) FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN SECTIONS 4.1 AND 4.2 OF THIS AGREEMENT OR IN THE CONVEYANCE, COMPANY SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS AND THAT COMPANY HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS COMPANY DEEMS APPROPRIATE.

            4.3.3 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, Contributor HAS NOT AND WILL NOT MAKE ANY OTHER REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND COMPANY SHALL BE DEEMED TO BE TAKING THE ASSETS "AS IS" AND "WHERE IS" FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION.

            4.3.4 Schedules may include matters not required by the terms of the Agreement to be listed on the Schedule, which additional matters are disclosed for purposes of information only, and inclusion of any such matter does not mean that all such matters are included.

    4.4 COMPANY'S REPRESENTATIONS AND WARRANTIES. By its execution of this Agreement, Company represents and warrants to Contributor that the following statements are true and accurate, as of the Execution Date.

            4.4.1 Capitalization. The authorized equity securities of Company consist of (a) 50,000,000 shares of Common Stock, of which 6,375,000 shares are issued and outstanding as of the Execution Date (prior to giving effect to the transactions contemplated under this Agreement) and (b) 10,000,000 shares of Preferred Stock, of which zero (0) shares are issued and outstanding as of the Execution Date (prior to giving effect to the transactions contemplated under this Agreement). All of the outstanding equity securities of Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding equity securities or other securities of Company were issued in violation of the Securities
Act  or any other legal requirement.

            4.4.2 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Contributor. Assuming the accuracy of the representations of Contributor in Sections 4.1 & 4.2 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

            4.4.3 Independent Investigation. Company is (or its advisors are) experienced and knowledgeable in the oil and gas business and aware of the risks of such business. Company acknowledges and affirms that: (a) as of the Execution Date, it has made all such independent investigation, verification, analysis and evaluation of the Assets as it deems necessary or appropriate to enter into this Agreement; and (b) it has made all such reviews and inspections of the Assets and the business, books and records, results of operations, conditions (financial or otherwise) and prospects of Contributor as it has deemed necessary or appropriate to execute and deliver this Agreement. Except for the representations and warranties expressly made by Contributor in this Agreement or the Conveyance, Company acknowledges that there are no representations or warranties, express or implied, as to the Assets and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Company has relied solely upon its own independent investigation, verification, analysis and evaluation.

             4.4.4 Investment Intent. Company is acquiring the Assets for its own account and not with a view toward or for sale or distribution thereof in violation of the Securities Act, the rules and regulations thereunder, any applicable state blue sky Laws, and any other applicable securities Laws.

             4.4.5 Qualification. Company is qualified under applicable Laws to hold Leases, rights of way and other rights issued by all applicable Governmental Authorities which are included in the Assets.

             4.4.6 Books and Records. The books of account, minute books, stock record books, and other records of Company, all of which have been made available to Contributor, are complete and correct and have been maintained in accordance with sound business practices. Company's minute books contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors, and committees of the board of directors of Company.

             4.4.7 Disclosure. Company has made available to Contributor all the information reasonably available to Company that Contributor has requested for deciding whether to acquire the Shares.

                                    ARTICLE 5
                                   TAX MATTERS

    5.1 CERTAIN TAX MATTERS. Subject to the provisions of Section 5.2, Contributor shall be responsible for (and entitled to retain any refunds that Contributor obtains with respect to) all Taxes related to the Assets (other than ad valorem, property, severance, Hydrocarbon production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom, which are Property Costs and addressed in Section 2.3.2) attributable to any period of time prior to the Closing Date, and Company shall be responsible for (and entitled to retain any refunds that Company obtains with respect to) all such Taxes related to the Assets attributable to any period of time at and after the Closing Date. Contributor shall handle payment to the appropriate Governmental Authority of all Taxes with respect to the Assets which are required to be paid prior to the Closing Date (and shall file all Tax Returns with respect to such Taxes).

    5.2 Sales or Use Tax Recording Fees and Similar Taxes and Fees. Company shall bear any sales, use, excise, real property transfer goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the property transfers or other transactions contemplated hereby. Contributor will determine, and Company agrees to cooperate with Contributor in determining, sales Tax, if any, that is due in connection with the contribution of the Assets to Company and Company agrees to pay any such Tax to Contributor simultaneously herewith. If such transfers or transactions are exempt from any such Taxes or fees upon the filing of an appropriate certificate or other evidence of exemption, Company will timely furnish to Contributor such certificate or evidence.

                                    ARTICLE 6
                             CONDITIONS PRECEDENT

    6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES. The respective obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the successful completion (or waiver by each Party) within one hundred eighty (180) days of the Execution Date (the "Outside Date") of a private placement of Common Stock by Company for at least Fifteen Million Dollars ($15,000,000) (the "Equity Raise"). If the Equity Raise does not occur on or before the Outside Date, any party to this Agreement may terminate this Agreement with respect to itself.

                                   ARTICLE 7
                         DUE DILIGENCE REVIEW; DEFECTS

    7.1 NATURE OF DEFECTS. For purposes of this Agreement, the term "Defect" shall mean the following:

            7.1.1 Contributor's ownership of the Assets is such that, with respect to any Unit or Well, it (A) entitles Contributor to receive a share of the "net revenue interest" share shown on Exhibit A-1 of all Hydrocarbons produced, saved and marketed from such Unit or Well which is less than Contributor's Defensible Title therein, or (B) causes Contributor to be obligated to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, any Unit or Well greater than the "working interest" shown in Exhibit A-1 without increase throughout the productive life of such Unit or Well, except as stated in Exhibit A-1.

            7.1.2 Contributor's ownership of the Assets is subject to an imperfection in title which, if asserted, would cause a Defect, as defined in
Section 7.1.1, to exist, and such imperfection in title is not such as would normally be waived by persons engaged in the oil and gas business when purchasing producing properties.

    7.2 REVIEW BY COMPANY; ASSERTED DEFECTS. Company may conduct, at its sole cost, such title examination or investigation as it may, in its sole discretion, choose to conduct with respect to Contributor's Assets to determine whether Defects exist. Should one or more matters come to Company's attention which would constitute a Defect, Company shall notify Contributor in writing of such Defects as soon as reasonably possible after the same are identified ("Asserted Defects"). Such notification shall include, for each Asserted Defect, (a) a description of the Asserted Defect and the Wells and/or Units to which it relates and all supporting documentation reasonably necessary to fully describe the basis for the Asserted Defect, (b) for each applicable Well or Unit, the size of any variance from "net revenue interest" or "working interest" which does or could result from such Asserted Defect, and (c) the amount by which Company, in good faith, estimates the change in the Agreed Value due to the Asserted Defect. Notwithstanding anything to the contrary contained herein, Company's sole and exclusive rights and remedies with respect to any matter that constitutes a Defect shall be those set forth in Section 7.5 below.

    7.3 DEFECT EXCEPTIONS. Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not constitute a Defect or a breach of any covenant, representation or warranty of Contributor, and shall not be asserted as such: (a) defects or irregularities arising out of lack of corporate authorization or a variation in corporate name, unless Company provides affirmative evidence that such corporate action was not authorized and results in another person's or entity's superior claim of title to Contributor's Assets; (b) defects or irregularities in Contributor's Assets that have been cured or remedied by the passage of time, including, without limitation, applicable statutes of limitation or statutes for prescription;
(c) defects or irregularities in the chain of title in Contributor's Assets consisting of the failure to recite marital status in documents or omissions of heirship proceedings; (d) imperfections in title in Contributor's Assets which for a period of five (5) years or more have not delayed or prevented Contributor (or its predecessors) from receiving their "net revenue interest" share of the proceeds of production or cause them to bear a share of expenses and costs greater than their "working interest" share from any Unit or Well; (e) defects or irregularities in Contributor's Assets resulting from or related to probate proceedings or the lack thereof which defects or irregularities have been outstanding for five (5) years or more; (f) conventional rights of reassignment normally actuated by an intent to abandon or release a lease and requiring notice to the holders of such rights and any defect or irregularity as would normally be waived by persons or entities engaged in the oil and gas business when purchasing producing properties; (g) all rights to consent by, required notices to, filings with, or other actions by federal, state or local entities in connection with the sale or conveyance of Contributor's Assets if the same are customarily obtained subsequent to such sale or conveyance; and (h) all rights to consent and preferential rights to purchase except as are applicable to, or triggered by, the transactions contemplated under this Agreement.

    7.4 RESPONSE. In the event that Company notifies Contributor of any Asserted Defect:

            7.4.1 Contributor may (but shall have no obligation to) attempt in good faith to cure any Asserted Defect within thirty (30) days of receipt of such notification; provided that Contributor gives Company five
(5) Business Days' notice of such election. If Contributor makes such election, Company agrees to provide Contributor with reasonable accommodations and to cause Contributor and third parties to take such actions and provide such support as reasonably requested by Contributor in pursuit of such cure activities. Contributor shall reimburse Company for any out of pocket and third party expenses incurred in connection with such actions. As long as Contributor is attempting in good faith to cure an Asserted Defect, Contributor shall have the right to extend the cure period for such Asserted Defect by an additional thirty (30) days.

            7.4.2 Any Asserted Defect not cured pursuant to Section 7.4.1 shall be handled under Section 7.5 below.

    7.5     REDUCTION  IN  SHARES
     .
            7.5.1 If an Asserted Defect is a Defect described in Section 7.1.1(A) or a Defect described in Section 7.1.2: a downward adjustment to the number of Shares to which Contributor is entitled shall be made equal to the amount determined by multiplying the "Allocated Share Amount" set forth for such Well or Unit on Exhibit A-1 by a fraction (i) the numerator of which is an amount equal to the "net revenue interest" shown on Exhibit A-1 for such Well or Unit less the "net revenue interest" to which Contributor would be entitled to as a result of its ownership interest in such Well or Unit which is unaffected by such Defect and (ii) the denominator of which is the "net revenue interest" shown for such Well or Unit on Exhibit A-1.

            7.5.2 If an Asserted Defect is a Defect described in Section 7.1.1(B): a downward adjustment to the number of Shares to which Contributor is entitled shall be made equal to the amount determined by multiplying the "Allocated Share Amount" set forth for such Well or Unit on Exhibit A-1 by a fraction (i) the numerator of which is an amount equal to the "working interest" which Contributor would be obligated to bear as a result of its ownership interest in such Well or Unit which is unaffected by such Defect less an amount equal to the "working interest" shown on Exhibit A-1 for such Well or Unit and
(ii) the denominator of which is the "working interest" shown for such well or unit on Exhibit A-1.

            7.5.3 The Parties agree that the number of Shares received by Contributor under this Agreement shall automatically, without any further action by any Party, be retroactively reduced as a result of any adjustments under this
Article 7 and Contributor shall deliver the certificates representing its Shares to Company and the Company shall issue replacement certificates to Contributor for its Shares after giving effect to reductions determined under this Article 7.

                                  ARTICLE 8
          POST-EXECUTION DATE OBLIGATIONS; INDEMNIFICATION; LIMITATIONS

    8.1 RECEIPTS. Except as otherwise provided in this Agreement, any Property Proceeds which are not reflected in the Effective Time Adjustment Payment following the final adjustment pursuant to Section 3.2.4(b) shall be treated as follows: (a) Property Proceeds to which Company is entitled under
Section 2.3.2 shall be the sole property and entitlement of Company, and, to the extent received by Contributor, Contributor shall fully disclose, account for and remit the same promptly to Company; and (b) all Property Proceeds to which Contributor is entitled under Section 2.3.2 shall be the sole property and entitlement of Contributor and, to the extent received by Company, Company shall fully disclose, account for and remit the same promptly to Contributor.

    8.2 EXPENSES. Any Property Costs which are not reflected in the Effective Time Adjustment Payment following the final adjustment pursuant to Section 3.2.4(b) shall be treated as follows: (a) all Property Costs for which Contributor is responsible under Section 2.3.2 shall be the sole obligation of Contributor and Contributor shall promptly pay, or if paid by Company, promptly reimburse Company for and hold Company harmless from and against same; and (b) all Property Costs for which Company is responsible under Section 2.3.2 shall be the sole obligation of Company and Company shall promptly pay, or if paid by Contributor, promptly reimburse Contributor for and hold Contributor harmless from and against same. Contributor is entitled to resolve all joint interest audits and other audits of Property Costs covering periods for which Contributor is in whole or in part responsible, provided that Contributor shall not agree to any adjustments to previously assessed costs for which Company is liable without the prior written consent of Company, such consent not to be unreasonably withheld. Contributor shall provide Company with a copy of all applicable audit reports and written audit agreements received by Contributor and relating to periods for which Company is partially responsible.

    8.3 ASSUMED OBLIGATIONS. Without limiting Company's rights to indemnity under Section 7.4, as of the Closing Date, Company shall assume and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all of the obligations and liabilities of Contributor with respect to the Assets arising after the Closing Date.

    8.4     INDEMNITY.

            8.4.1 Contributor Indemnity Obligation. Contributor shall be responsible for and indemnify, defend, release and hold harmless Company from and against all Claims caused by, arising out of or resulting from:

                      (a) the ownership, use or operation of the Assets prior to the Closing Date;
                      (b)     those  matters  identified  on  Schedule  4.2.1;
                      (c) the breach by Contributor of any of its obligations, representations, warranties or covenants contained in this Agreement;

EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON, OR A PRE-EXISTING CONDITION).

             8.4.2     Company Indemnity Obligation.     Company shall be
responsible for and indemnify, release and hold harmless Contributor from and against all Claims caused by, arising out of or resulting from the breach by Company of any of its obligations, representations, warranties or covenants contained in this Agreement.

                                   ARTICLE 9
                                 MISCELLANEOUS

    9.1 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts
together      shall  constitute  but  one  agreement.

    9.2 NOTICE. All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

     If  to  Contributor:        _____________________________
                                 _____________________________
                                 _____________________________
                                 Attn:
                                 Telephone:
                                 Telecopy:


     If  to  Company:            Colony  Energy
                                 2100  West  Loop  South,  Suite  900
                                 Houston,  TX  77027
                                 Attn:  Jimmy  Wright
                                 Telephone:  (713)  590-5060
                                 Telecopy:  (713)  590-5062

Any Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

    9.3     FURTHER ASSURANCES. Company and Contributor agree to execute and
deliver      from time to time such further instruments and do such other acts as may be reasonably requested and necessary to effectuate the purposes of this Agreement, including obtaining all requisite Governmental Authority approvals with respect to the transactions contemplated herein that are typically obtained subsequent to a transfer of Hydrocarbon properties.

    9.4 REPLACEMENT OF BONDS, LETTER OF CREDIT AND GUARANTEES. The Parties understand that none of the bonds, letters of credit and guarantees, if any, described on Schedule 8.4 posted by Contributor with Governmental Authorities and relating to the Assets are transferable to Company. Prior to the Closing Date, Company has obtained in the name of Company, replacements for such bonds, letters of credit and guarantees, to the extent such replacements are necessary to permit the cancellation of the bonds, letters of credit and guarantees posted by Contributor or to consummate the transactions contemplated by this Agreement.

    9.5 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.

    9.6     DISPUTE RESOLUTION AND VENUE.     In the event of a dispute or
controversy arising out of or related to this Agreement (a "Dispute") each Party shall, upon receipt of the written request from any Disputing Party (a "Dispute Notice"), designate a member of its senior management to attempt to resolve such dispute. The designated senior management members shall use their reasonable good faith efforts to meet and resolve such Dispute within thirty days after receipt of the Dispute Notice. Any Dispute which cannot be resolved by the senior management of the Parties shall be submitted to mediation where the Disputing Parties will attempt in good faith to resolve such Dispute. If not resolved through mediation, such Dispute shall be submitted to the exclusive jurisdiction of the courts of the State of Texas (or any court of the United States located in the State of Texas). TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF OR RELATED TO THIS AGREEMENT.

    9.7 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

    9.8 WAIVERS. Any failure by any Party to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the Party to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    9.9 ASSIGNMENT. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any assignment or delegation made without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

    9.10 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules attached hereto, and the documents to be executed hereunder constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

    9.11 AMENDMENT. This Agreement may be amended or modified only by an agreement in writing executed by both Parties.

    9.12 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any Person other than Company and Contributor to any remedy or right of any kind.

    9.13 LIMITATION ON DAMAGES. Notwithstanding any other provision contained elsewhere in this Agreement to the contrary, the Parties acknowledge that this Agreement does not authorize one Party to sue for or collect from the other Party its own punitive damages, or its own consequential or indirect damages in connection with this Agreement and the transactions contemplated hereby and each Party expressly waives for itself and on behalf of its Affiliates, any and all Claims it may have against the other Party for its own such damages in connection with this Agreement and the transactions contemplated hereby.

    9.14 CONSPICUOUSNESS. The Parties agree that provisions in this Agreement in "CAPS" type satisfy any requirements of the "express negligence rule" and any other requirements at law or in equity that provisions be conspicuously marked or highlighted.

    9.15 SEVERABILITY. If any term or other provisions of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either Party.

    9.16 SURVIVAL. Except as hereinafter provided to the contrary, all of the obligations, representations, warranties and covenants of the Parties contained in this Agreement shall survive the Execution Date and the delivery of the Conveyance indefinitely, subject only to applicable statutes of limitation. Notwithstanding the foregoing, the representations and warranties of Contributor in Section 4.2 shall terminate on the date that is five years after the Closing Date except with respect to any indemnity claims for breach of such representations or warranties which are made by Company prior to such termination date.


             [SIGNATURE PAGE IMMEDIATELY FOLLOWS THIS PAGE]

IN WITNESS WHEREOF, the authorized representatives of Contributor and Company execute this Agreement on the Execution Date.

                                 COLONY  ENERGY,  INC.
                                 By:

                                 Name:

                                 Title:


                                 [CONTRIBUTOR]

                                 By:

                                 Name:

                                 Title: